Amendment No. 1 to Building F and Amenities Building H Lease

AMENDMENT NO. 1 TO LEASE
This AMENDMENT NO. 1 TO LEASE (“Amendment”) is dated as of this 9th day of November, 2015 (the “Amendment Date”), by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”) and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”),
RECITALS
A.Landlord and Tenant entered into that certain Lease dated as of May 28, 2015 (the “Lease”) for premises (the “Leased Premises”) estimated to contain approximately 340,000 rentable square feet of floor area (+/- 8,000 rentable square feet), consisting of the entirety of the two (2) buildings located in the City of Santa Clara, County of Santa Clara, State of California and defined in such Lease as “Building F” and “Amenities Building H,” all as more particularly described in the Lease; and
B.Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.
2.Right of First Refusal to Lease. Landlord and Tenant intend that Tenant’s rights set forth in Paragraph 16.2 of the Lease shall apply only to Building D. Therefore:
(a)all occurrences of the term “Available Space” in Paragraph 16.2 of the Lease are hereby amended to read as follows: “Available ROFR Space,” and
(b)Paragraph 16.2(f) of the Lease is hereby amended in its entirety to read as follows:
(f)    As used herein, “Available ROFR Space” means all rentable space in Building D, subject only to Existing Superior Rights.
3.Right of First Offer to Lease Adjacent Property. The paragraph heading for Paragraph 16.3 of the Lease is hereby amended to read as follows: “Right of First Offer to Lease Adjacent Property.”
4.Right of First Offer to Lease Space in the Project. Article 16 of the Lease is hereby amended by adding a new Paragraph 16.8 at the end thereof, to read as follows:
16.8    Right of First Offer to Lease Space in the Project.
(a)Provided that (i) Tenant is then is leasing the entirety of the Buildings, Building E, and Building G, (ii) Tenant is not then in monetary or material non-monetary default under this Lease, the Building E Lease, or the Building G Lease beyond the applicable cure period, if any, expressly set forth in this Lease, and (iii) neither Tenant nor any entity controlling Tenant has theretofore

Amendment No. 1 to Building F and Amenities Building H Lease

filed for bankruptcy, then when there is any Available ROFO Space (as defined below) which Landlord desires to market for lease (the “Designated ROFO Space”), Landlord shall deliver a written notice (the “ROFO Notice”) to Tenant setting forth the Designated ROFO Space and offering the same to Tenant on such terms as Landlord would be willing to lease the Designated ROFO Space to a third party (the “Acceptable Terms”).
(b)Tenant shall notify Landlord in writing within nine (9) Business Days after receipt of the ROFO Notice of Tenant’s election to lease the Designated ROFO Space on the Acceptable Terms (“Tenant’s ROFO Election Notice”). Tenant shall not have the right to lease less than the entire Designated ROFO Space. Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s ROFO Election Notice during any period that Tenant is in in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof, but the foregoing shall not be read to prevent Tenant from curing the applicable default and then delivering Tenant’s OFO Election Notice once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease, and Tenant’s ROFO Election Notice is delivered within the time periods provided above.
(c)Failure of Tenant to deliver Tenant’s ROFO Election Notice within the required time period (i) shall be deemed an election by Tenant to not lease the Designated ROFO Space, Landlord shall then be free to lease the Designated ROFO Space to third parties in accordance with the terms set forth in the ROFO Notice or such terms as Landlord shall elect, and Tenant shall have no further rights to lease the Designated ROFO Space; provided, however, that (i) Tenant’s rights under this Paragraph 16.8 shall continue for any portion of the Available ROFO Space which was not referenced in the ROFO Notice, (ii) Tenant’s rights under this Paragraph 16.8 with respect to the Designated ROFO Space shall continue to the extent such space becomes available for lease again during the Lease Term or any extension thereof, and (iii) in the event that Landlord proposes to lease such Designated ROFO Space at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety-five percent (95%) of the Net Effective Rental Rate specified in the Acceptable Terms, Tenant’s rights under this Paragraph 16.8 shall be revived as to the Designated ROFO Space and Landlord shall deliver a revised ROFO Notice (the “Revised ROFO Notice”) offering such Designated ROFO Space to Tenant at such proposed lower rate and Tenant shall have the right to lease such Designated ROFO Space on the terms set forth in such Revised ROFO Notice by notice to Landlord given within nine (9) Business Days after Tenant’s receipt thereof. As used in this Agreement, the term “Net Effective Rental Rate” shall mean the net present value of the rent and additional rent payable under the ROFO Notice, taking into account any allowances and the fair market value of any work to be performed by Landlord at its expense in connection with any such proposed transaction using a discount rate equal to the Prime Rate plus two percent (2%) as reported in the Wall Street Journal from time to time, or any successor published from time to time as reasonably selected by Landlord.
(d)If Tenant delivers Tenant’s ROFO Election Notice within the time period required herein, Tenant shall be bound and obligated to lease from Landlord, and Landlord shall be bound and obligated to lease to Tenant, the Designated ROFO Space, and Landlord and Tenant shall within fifteen (15) days after the date Tenant delivers Tenant’s Election Notice, enter into a lease for the Designated ROFO Space in substantially the same form as this Lease (but with appropriate modifications, by reference to the Bridge Space Lease, where applicable, in the event that the Designated ROFO Space does not constitute an entire Building), but reflecting the Acceptable Terms.
(e)Notwithstanding the foregoing, Tenant’s rights pursuant to this Paragraph 16.8 are subject only to Existing Superior Rights.

Amendment No. 1 to Building F and Amenities Building H Lease

(f)As used herein, “Available ROFO Space” means all rentable space in Building A, Building B, and Building C, whether now existing or hereinafter constructed, subject only to Existing Superior Rights.
(g)Notwithstanding any contrary or inconsistent provision of this Lease (including the exhibits and schedules attached hereto), the rights of Tenant under this Paragraph 16.8 shall be personal to Palo Alto Networks, Inc. and shall not be assignable to or exercisable by any sublessee or assignee other than a Permitted Transferee; provided, however, if the rights of Tenant under this Paragraph 16.8 are exercised by a Permitted Transferee described in clause (i) of Paragraph 7.2(b) above, then such exercise is conditioned upon the execution and delivery by Palo Alto Networks, Inc. of a guaranty, in a form acceptable to Landlord in its reasonable discretion, of such Permitted Transferee’s obligations under its lease of the Designated ROFO Space.
5.Right of First Offer to Purchase and Right of First Refusal to Purchase (Unsolicited Purchase Proposal). For purposes of clarification, Landlord and Tenant acknowledge that the term “Project,” solely as used in Paragraph 16.4 and Paragraph 16.5 of the Lease, means such portion of the Project then owned by Landlord or its affiliates; provided, however, that if Landlord or its affiliates decide to sell Building D alone pursuant to either Paragraph 16.4 or Paragraph 16.5 of the Lease, then Paragraphs 16.4 and 16.5 will not be applicable to such sale if both (i) Building D is the only portion of the Project then owned by Landlord or its affiliates, and (ii) Tenant theretofore had the opportunity to purchase any of Buildings E, F, G, and Amenities Building H pursuant to Paragraph 16.4 or Paragraph 16.5 and failed to do so.
6.Estoppel Certificate. Upon Landlord’s request from time to time, if Tenant is then Palo Alto Networks, Inc., it shall execute and deliver to Landlord an estoppel certificate confirming which buildings in the Project are then leased by Palo Alto Networks, Inc. Such estoppel certificate may be relied upon by Landlord, by the owners of (and lenders secured by) Building A, Building B, Building C, and Building D, and by each of Landlord’s and such owners’ then-current and prospective lenders and investors, and if requested by Landlord, such estoppel certificate(s) shall be addressed to one or more of such parties.
7.Condition Precedent To Lease Amendment. Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the date hereof, of the Lender’s Consent, as hereinafter defined. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Amendment and the amendment to Bridge Space Lease entered into substantially concurrently with this Amendment, in form reasonably satisfactory to Landlord, executed by the holder of the promissory note secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.
8.Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

Amendment No. 1 to Building F and Amenities Building H Lease

9.Miscellaneous.
9.1    Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.
9.2    Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.
9.3    Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.
9.4    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT:

PALO ALTO NETWORKS, INC. , a Delaware corporation

By: __/s/ Mark D. McLaughlin____________________________
Printed Name: Mark D. McLaughlin_______________________
Title: President

By: _/s/ Steffan Tomlinson_______________________________
Printed Name: _Steffan Tomlinson__________________________
Title: Chief Financial Officer

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Amendment No. 1 to Building F and Amenities Building H Lease

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LANDLORD: SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company

By: Santa Clara Campus Partners LLC,
         a Delaware limited liability company,
         its Sole Member

         By: Menlo Equities Development Company IX LLC,
                  a California limited liability company,
                  its Manager

                 By: Menlo Equities V LLC,
                          a California limited liability company,
                          its Manager

                          By: Menlo Legacy Holdings L.P.,
                                   a California limited partnership,
                                   its Managing Member

                                   By:/s/ Henry D. Bullock______
                                   Henry D. Bullock, President